Exhibit 3.1

VF CORPORATION

Amended and Restated

By-Laws

Effective January 24, 2023

i

ii

iii

BY-LAWS

OF

V.F. CORPORATION

(A Pennsylvania Corporation)

ARTICLE I

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of shareholders shall be held at such location, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors or in the case of a special meeting, the Secretary. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have a reasonable opportunity to participate in the meeting, read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and, subject to such guidelines and procedures as the Board of Directors may adopt, make appropriate motions and comment on the business of the meeting, the meeting need not be held at a particular geographic location.

Section 2. Annual Meeting. The Annual Meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year, commencing with the year 2020, at such place and time and on such date as the Board of Directors shall determine, or if the Board of Directors fails to set a time and date, at 10:30 a.m. on the fourth Tuesday in July in each year, if such day is not a legal holiday, and if a legal holiday, then on the first following day that is not a legal holiday, at such place and time as shall be fixed by the Board of Directors. If the Annual Meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting at any time thereafter.

Section 3. Special Meetings. Special meetings of shareholders may be called at any time by the Chair, the chief executive officer of the Corporation, the President, or the Board of Directors, and may be called by a shareholder only as provided in Section 2521(b) of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania Business Corporation Law”). At any time, upon written request of any person or persons entitled to call a special meeting, such request stating the purpose or purposes of such meeting, it shall be the duty of the Secretary forthwith to call a special meeting of the shareholders, which, if the meeting is called pursuant to a statutory right, shall be held at such time and at such location as the Secretary may fix, within the statutory period, or if no period is specified, not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

Section 4. Adjournment. Adjournment or adjournments of any annual or special meeting may be taken, including one at which directors are to be elected, for such period as the presiding officer or the shareholders present and entitled to vote shall direct.

Section 5. Notice of Meetings. Written notice (conforming to the provisions of Section 1 of Article IV of these By-Laws) of every meeting of the shareholders shall be given by the Secretary in the case of an Annual Meeting, and by or at the direction of the person or persons authorized to call the meeting in the case of a special meeting, to each shareholder of record entitled to vote at the meeting, at least 10 days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or the Pennsylvania Business Corporation Law requires notice of the business to be transacted and such notice has not previously been given. If the Corporation solicits proxies generally with respect to a meeting of its shareholders, it need not give notices of the meeting, or any material that accompanies the notice, to any shareholder to whom the Corporation is not required to send a proxy statement pursuant to the rules of the Securities and Exchange Commission (“SEC”).

Section 6. Quorum of Shareholders. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present. A quorum for the purposes of consideration and action on a particular matter at a meeting shall consist of: (i) the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on the matter; and (ii) if any shareholders are entitled to vote as a class on the matter, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast in the class vote. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. To the extent a quorum is present with respect to consideration and action on a particular matter or matters but a quorum is not present as to another matter or other matters, consideration and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to a time and place they may determine; provided, however, that (i) in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) in the case of a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in the Pennsylvania Business Corporation Law or in these By-Laws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 7. Organization. At every meeting of the shareholders, the Chair of the Board of Directors, or in his or her absence, the President, or, in his or her absence, a Vice President, shall act as chair of the meeting and the Secretary, or in his or her absence, a person appointed by the Chair, shall act as secretary of the meeting.

Section 8. Voting.

(a) Voting Rights. Except as otherwise provided in the Articles, or by law, every shareholder of record shall have the right, at every shareholders’ meeting, to one vote for every share standing in the shareholder’s name on the share register. Holders of fractional shares shall not be entitled to any vote in respect thereof. Every shareholder may vote either in person or by proxy.

(b) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder, or by the shareholder’s duly authorized attorney-in-fact, and shall be filed with, or transmitted to, the Secretary of the Corporation or its designated agent in writing or by electronic transmission. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the Pennsylvania Business Corporation Law), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. No unrevoked proxy shall be valid after three years from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation or its designated agent. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(c) Ballot. In elections for directors at a meeting of shareholders held at a geographic location, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins.

(d) Required Vote. Except as otherwise specified in the Articles, these By-Laws or provided by law, all matters shall be decided by the vote of the holders of a majority of the shares cast at a meeting at which a quorum shall be present, though such majority be less than a majority of all the outstanding shares entitled to vote thereon. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(e) Shares Owned by the Corporation. Shares of its own capital stock belonging to the Corporation (other than shares of its own capital stock, if any, held by it in a fiduciary capacity) shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

(f) Shares Owned by Other Corporations. Shares in this Corporation owned by another corporation may be voted by any officer or agent of the latter or by proxy appointed by any such officer or agent, unless some other person, by resolution of its Board of Directors or a provision of its Articles or By-Laws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, shall be appointed its general or special proxy, in which case such person shall be entitled to vote such shares.

(g) Shares Jointly Held or Held by Fiduciaries. Shares in this Corporation held by two or more persons jointly or as tenants in common, as fiduciaries or otherwise (including a partnership), may be voted by any one or more of such persons, either in person or by proxy. If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 9. Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania Business Corporation Law, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the chair of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three Judges are to be appointed. No person who is a candidate for office shall act as a Judge.

In case any person appointed as a Judge of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chair of the meeting.

The Judges of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The Judges of Election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three Judges of Election, the decision, act, or certificate of a majority shall be as effective in all respects as the decision, act, or certificate of all.

On the request of the chair of the meeting, or of any shareholder or his or her proxy, the Judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts as stated therein.

Section 10. Determination of Shareholders of Record. The Board of Directors may fix a time prior to the date of any meeting of shareholders, or prior to any other date, including, but not limited to, the date fixed for the payment of any dividend or distribution, as a record date for the determination of the shareholders entitled to notice of any such meeting or entitled to receive payment of any such dividend or distribution or as a record date for any other purpose; provided, however, a record date may not precede the date on which the Board of Directors acts to fix that record date. In the case of a meeting of shareholders, the record date shall be not more than 90 days prior to the date of the meeting, except in the case of an adjourned or postponed meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of such meeting, or to receive payment of such dividend or distribution, or to such other rights as are involved, notwithstanding any transfer of any shares on the share register after any record date fixed as aforesaid.

Unless a record date is fixed by the Board of Directors: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the tenth day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, (2) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation, and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 11. Voting Lists. The officer or agent having charge of the share register of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is not held at a physical location, the list shall be subject to the inspection of any shareholder during the whole time of the meeting in a reasonably accessible manner, and information required to access the list shall be provided with the notice of the meeting. Notwithstanding the foregoing, at any time when the Corporation has 5,000 or more shareholders, in lieu of making a list, the Corporation may make such information available during the meeting by any other means. The original share register, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share register, or to vote, in person or by proxy, at any meeting of shareholders. A shareholder and any agent or attorney who inspects that list may use the information on the list only for purposes related to the meeting and must keep the information on the list confidential.

Section 12. Procedure for Notice of Shareholder Nominations and Proposals. In addition to the authority of the Board of Directors (or a committee appointed by the Board of Directors with authority to do so) to nominate directors and subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon dissolution to elect directors under specified circumstances, nominations for election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by any shareholder entitled to vote for the election of directors only if written notice of such shareholder’s intent to nominate a director or submit a proposal at the meeting is given by the shareholder and received by the Secretary of the Corporation in the manner, within the time specified and in accordance with the other procedures and requirements set forth in this Article I, Section 12 or by an Eligible Shareholder (as defined in Article I, Section 13 of these By-Laws) who complies with the procedures set forth in Article I, Section 13 of these By-Laws. Notice of proposals under this Article I, Section 12 must be received by the Secretary of the Corporation not less than 120 days before the anniversary of the date the Corporation mailed its proxy materials for the prior year’s annual meeting of shareholders. Notice of nominations under this Article I, Section 12 must be received by the Secretary of the Corporation not less than 120 days nor more than 150 days before the anniversary of the date the Corporation mailed its proxy materials for the prior year’s annual meeting of shareholders; provided, however, that if no annual meeting of shareholders was held in the prior year or the date of the annual meeting of shareholders has changed by more than 30 days from the prior year, notice of nominations and proposals under this Article I, Section 12 must be received not later than the close of business on the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. If directors are to be elected by the shareholders at any other time, notice must be received by the Secretary of the Corporation not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. The notice may either be delivered or may be mailed to the Secretary of the Corporation by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

The notice of nominations and proposals under this Article I, Section 12 shall be in writing and shall contain:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, on the one hand, and the recommending shareholder, the beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), if any, on whose behalf the nomination is being made and the respective affiliates and associates (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934) of, or others acting in concert with, such shareholder and such beneficial owner (each, a “Shareholder Associated Person”) on the other hand, (3) a description of all relationships between the proposed nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, (4) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in any proxy materials relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor), and (5) all fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Articles of Incorporation or these By-Laws, any law, rule, regulation, or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (such questionnaires to be promptly provided following a request therefor); provided, however, that the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request;

(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Corporation’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, (2) the class and number of shares of the Corporation which are owned of record by such shareholder and beneficially by such beneficial owner and the time period such shares have been held, (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting, (4) a description of any material interest related to the nomination of such shareholder, such beneficial owner and/or any Shareholder Associated Person, (5) a description of any agreement, arrangement or understanding between or among such shareholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (6) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to shares of stock of the Corporation, (7) a representation that such shareholder and such beneficial owner intend to continue to hold the reported shares through the date of the Corporation’s next annual meeting of shareholders; and (8) a representation that such shareholder and/or such beneficial owner has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Article I, Section 12. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares verifying the holdings of the beneficial owner and indicating the length of time the shares have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares have been held.

Such notice must also be accompanied by a representation as to whether or not such shareholder, beneficial owner, and any Shareholder Associated Person intends to solicit proxies in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such shareholder, beneficial owner and/or Shareholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if any shareholder, beneficial owner and/or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder, beneficial owner or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such shareholder, beneficial owner and/or Shareholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder, beneficial owner and/or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner and/or Shareholder Associated Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

A shareholder providing notice of any nomination of persons for election to the Board of Directors to be considered by the shareholders at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article I, Section 12 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

If a recommendation is submitted by a group of two or more shareholders, the information regarding the recommending shareholders and beneficial owners, if any, must be submitted with respect to each shareholder in the group and any beneficial owners.

The chair of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. In advance of any meeting, each of the Chair of the Board of Directors or the Board of Directors (including any person or body authorized by the Board of Directors) may, if the facts warrant, determine that any nomination made pursuant to this Article I, Section 12 was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

Section 13. Proxy Access for Director Nominations.

(a) Inclusion of Nominee in Corporation’s Proxy Materials. Subject to the provisions of this Article I, Section 13, in connection with an annual meeting of shareholders at which directors are to be elected, the Corporation will include in its proxy statement, on its form of proxy and on any ballot distributed at such annual meeting, in addition to any person nominated for election by the Board of Directors, the name, together with the Required Information (defined below) of any person satisfying the requirements of this Article I, Section 13 nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a timely notice that satisfies this Article I, Section 13 (the “Proxy Access Notice”) by a shareholder of record, or a group of no more than twenty (20) shareholders of record, who has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Article I, Section 13 (such shareholder or shareholders, and any director, executive officer or general partner of such shareholder or any such affiliate or person with which such shareholder is acting in concert with such shareholder or shareholders, an “Eligible Shareholder”), and who expressly elects at the time of providing the written notice required by this Article I, Section 13 to have its Shareholder Nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Article I, Section 13.

(b) Delivery of Proxy Access Notice. To be timely, a Proxy Access Notice shall be in writing and received by the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than 150 days and no later than 120 days before the anniversary of the date the Corporation mailed its proxy materials for the prior year’s annual meeting of shareholders, provided, however, that if no annual meeting of shareholders was held in the prior year or the date of the annual meeting of shareholders has changed by more than 30 days from the prior year, notice must be received not later than the close of business on the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The Proxy Access Notice may either be delivered or may be mailed to the Secretary of the Corporation by certified or registered mail, return receipt requested.

(c) Eligible Shareholder. In order to make a nomination pursuant to this Article I, Section 13, an Eligible Shareholder must have Owned (as defined below), or must be acting on behalf of one or more beneficial owners who have Owned, continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of the Corporation (the “Required Shares”) as of each of (1) the date on which the Proxy Access Notice is received by the Corporation in accordance with this Article I, Section 13, (2) the record date for determining shareholders entitled to vote at the annual meeting, and (3) the date of the annual meeting, and must intend to own the Required Shares for at least one year following the annual meeting. Any Eligible Shareholder (or any member of a group constituting an Eligible Shareholder) whose

Shareholder Nominee is elected as a director at an annual meeting of shareholders will not be eligible to nominate or participate in the nomination of a Shareholder Nominee for the following two annual meetings, other than the nomination of any such previously elected Shareholder Nominee. For purposes of this Article I, Section 13, two or more funds or trusts that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one shareholder. A record holder acting on behalf of one or more beneficial owners shall not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf the record holder has been directed in writing to act, but each such beneficial owner shall be counted separately, subject to the other provisions of this Article I, Section 13(c), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. No person may be a member of more than one group of persons constituting an Eligible Shareholder and no shares of common stock of the Corporation may be attributed to more than one group constituting an Eligible Shareholder under this Article I, Section 13 with respect to any one particular annual meeting. If a group of shareholders aggregates Ownership of shares in order to meet the requirements under this Article I, Section 13, (1) all shares held by each shareholder constituting their contribution to the Required Shares must have been held by that shareholder continuously for at least three (3) years as of each of (i) the date on which the Proxy Access Notice is received by the Corporation in accordance with this Article I, Section 13, (ii) the record date for determining shareholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting and each shareholder must intend to own the Required Shares for at least one year following the annual meeting, and shall provide evidence of such continuous Ownership as specified in Article I, Section 13(g) below, (2) each provision in this Article I, Section 13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings to meet the Required Shares requirement), and (3) a breach of any obligation, agreement or representation under this Article I, Section 13 by any member of such group shall be deemed a breach by the Eligible Shareholder.

(d) Ownership. For purposes of this Article I, Section 13, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses each of (1) the full power to vote or direct the voting, (2) the full economic incidents of ownership (including the sole right to profits and the sole risk of loss) and (3) the full power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with the preceding clauses (1), (2) and (3) shall not include any securities (x) sold by such shareholder in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (z) that, directly or indirectly, underlie any “derivative” security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such shareholder with respect to any shares of any class or series of stock of the Corporation. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no longer than five (5) business days’ notice, has recalled such loaned shares prior to the date the applicable Proxy Access Notice is delivered and includes with the Proxy Access Notice an agreement that it will continue to hold such recalled shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.

(e) Required Information. For purposes of this Article I, Section 13, the “Required Information” is the information provided to the Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of the candidacy of a Shareholder Nominee, which must be provided at the same time as the Proxy Access Notice to be considered for inclusion in the Corporation’s proxy statement (the “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of a Shareholder Nominee. Notwithstanding anything to the contrary contained in this Article I, Section 13, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that the Corporation believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading); (2) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (3) violates any applicable law, rule, regulation or listing standard. Nothing in this Article I, Section 13 shall limit the Corporation’s ability to solicit against, and include in the proxy materials its own statement relating to, any Eligible Shareholder or Shareholder Nominee.

(f) Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) two and (y) 25% of the total number of directors in office (rounded down to the nearest whole number), as of the last day on which a Proxy Access Notice may be delivered pursuant to and in accordance with this Article I, Section 13 (the “Permitted Number”); provided, however, the Permitted Number shall be reduced by:

(1) The number of individuals who will be included in the Corporation’s proxy materials with respect to such annual meeting as nominees by the Board of Directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock of the Corporation by such shareholder or group of shareholders from the Corporation), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

(2) The number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously requested or provided pursuant to this Article I, Section 13, other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least three (3) annual terms and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors; and

(3) The number of persons for which the Corporation shall have received notice that a shareholder intends to nominate as a candidate for election to the Board at the annual meeting of shareholders pursuant to Article I, Section 12 of these By-Laws, but only to the extent the Permitted Number after such reduction with respect to this clause (3) equals or exceeds one.

For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 13 shall be counted as one of the Shareholder Nominees even if such individual’s nomination is subsequently withdrawn, disregarded or declared invalid or ineligible or the Board of Directors (including any authorized committee of the Board of Directors) decides to nominate such individual for election to the Board of Directors. In the event that one or more vacancies for any reason occur after the deadline for delivery of Proxy Access Notice but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 13 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article I, Section 13 exceeds the maximum number of nominees provided for in this Article I, Section 13, the highest ranking Shareholder Nominee who meets the requirements of this Article I, Section 13 of each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Shareholder disclosed as Owned in its respective Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Article I, Section 13 from each Eligible Shareholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(g) Information to be Provided by Eligible Shareholder. Within the time period specified in this Article I, Section 13 for providing the Proxy Access Notice, an Eligible Shareholder making a nomination pursuant to this Article I, Section 13 must provide the following information in writing to the Secretary of the Corporation:

(1) one or more written statements from the Eligible Shareholder (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period), specifying the number of shares of common stock of the Corporation that the Eligible Shareholder Owns, and has continuously Owned for three (3) years preceding the date of the Proxy Access Notice, the Eligible Shareholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Shareholder, the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(2) a copy of the Schedule 14N that has been filed or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(3) the written consent of each Shareholder Nominee to being named in the proxy statement and form of proxy and ballot as a nominee and the person’s representation that he or she intends to serve the full term if elected, together with the information and representations that would be required to be set forth in a shareholder’s nomination pursuant to Article I, Section 12 above;

(4) a representation and undertaking: (i) that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Article I, Section 13) (A) acquired securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated by it pursuant to this Article I, Section 13; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting, other than its Shareholder Nominee(s) or a nominee of the Board of Directors; (D) has not and will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (E) will own the Required Shares through the date of the annual meeting and intends to continue to own the Required Shares for at least one year following the annual meeting; and (ii) that the facts, statements and other information in all communications with the Corporation and its shareholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(5) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination, and the acceptance by such group member of such designation;

(6) in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Shareholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Article I, Section 13(c) above;

(7) an undertaking that the Eligible Shareholder agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provides to the Corporation; (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee(s) pursuant to this Article I, Section 13; (iii) file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; (iv) immediately notify the Corporation if it ceases to own any of the Required Shares prior to the date of the applicable annual meeting; (v) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Article I, Section 13, including the nomination and any solicitation in connection with the annual meeting of shareholders; and (vi) promptly provide to the Corporation (but in any case within five (5) business days after such request) such additional information as is necessary or reasonably requested by the Corporation; and

(8) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Shareholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Shareholder Nominee, and each Shareholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K if the Eligible Shareholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of Item 404 and the Shareholder Nominee were a director or executive officer of such registrant.

(h) Representations and Agreement of the Shareholder Nominee. Within the time period specified in this Article I, Section 13 for delivering the Proxy Access Notice, a Shareholder Nominee must deliver to the Secretary of the Corporation a completed and signed questionnaire, representation and agreement as follows:

A Shareholder Nominee must deliver a written questionnaire in the form required of the Corporation’s Board of Directors (which form the shareholder must request in writing from the Secretary prior to submitting notice, and which the Secretary shall provide to the shareholder within ten days of receiving the request), and a written representation and agreement that the individual (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with the individual’s ability to comply, if elected as a director of the Corporation, with the individual’s fiduciary duties under applicable law; (2) is not and will not become a party to any compensatory, payment, indemnification, or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation in writing; (3) in the individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with the rules of the exchange upon which the Corporation’s shares of common stock trade, the Corporation’s Articles of Incorporation, these By-Laws, the Corporation’s Corporate Governance Principles and any other Corporation policies and guidelines applicable to directors and applicable fiduciary duties under state law, and currently would be in compliance with any policies and guidelines that have been publicly disclosed, and (4) will provide within five (5) business days of the Corporation’s request such additional information (i) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if a Shareholder Nominee is independent, including under the committee independence requirements, the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and otherwise to determine the eligibility of each Shareholder Nominee to serve as a director of the Corporation, or (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each Shareholder Nominee. Notwithstanding anything in this Article I, Section 13 to the contrary, unless otherwise required by law or otherwise determined by the Chair of the Board of Directors, the Board of Directors (including any person or body authorized by the Board of Directors) or the chair of the annual meeting, if (x) the Eligible Shareholder, or (y) a qualified representative of the Eligible Shareholder does not appear at the annual meeting to present its Shareholder Nominee(s), such nomination or nominations shall be disregarded and no vote shall be taken with respect to such Shareholder Nominee(s), notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 13, to be considered a qualified representative of the Eligible Shareholder, a person must be a duly authorized officer, manager or partner of such Eligible Shareholder or must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

(i) True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials or limit the remedies available to the Corporation relating to such defect pursuant to this Article I, Section 13. In addition, any person providing any information to the Corporation pursuant to this Article I, Section 13 shall further update and correct such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and correction shall be delivered or mailed and received by the Secretary of the Corporation not later than five (5) business days after the record date.

(j) Exceptions. Notwithstanding anything in this Article I, Section 13 to the contrary, the Corporation shall not be required to include, pursuant to this Article I, Section 13, a Shareholder Nominee in its proxy materials for any meeting of shareholders (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) if:

(1) the Secretary of the Corporation receives a notice that any shareholder has nominated any person for election to the Board of Directors at such meeting pursuant to the advance notice requirements set forth in Article I, Section 12;

(2) the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(3) the Shareholder Nominee is not independent, including under committee independence requirements, the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors in its sole discretion;

(4) the election of the Shareholder Nominee as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation;

(5) such Shareholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as set forth in Section 8 of the Clayton Antitrust Act of 1914;

(6) such Shareholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(7) such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(8) such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors in its sole discretion;

(9) such Shareholder Nominee or the applicable Eligible Shareholder otherwise violates or breaches any of the agreements, representations or undertakings made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to these By-Laws, including this Article I, Section 13;

(10) the applicable Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including not Owning the Required Shares through the date of the applicable annual meeting of shareholders;

(11) such Shareholder Nominee was included in the Corporation’s proxy materials in either of the Corporation’s previous two (2) annual meetings but either (i) withdrew from or became ineligible or unavailable for election at the annual meeting or (ii) did not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election; or

(12) the applicable Eligible Shareholder has filed a Schedule 13D with the SEC with respect to the Corporation within the past year.

(k) Invalid Nominations. If a nomination is defective or invalid for any reason, no vote will be taken with respect to it, even if proxies regarding the vote have been received by the Corporation. Each of the Chair of the Board of Directors, the Board of Directors (including any person or body authorized by the Board of Directors) or the chair of the annual meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Article I, Section 13 and, in such event, the nomination shall be disregarded. Notwithstanding anything in this Article I, Section 13 to the contrary, if (1) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements, representations or undertakings or fails to comply with any of its obligations under this Article I, Section 13 or (2) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 13 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (ii) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (iii) the Chair of the Board of Directors, the Board of Directors (including any person or body authorized by the Board of Directors) or the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l) Exclusive Method. Except for a nomination made in accordance with Article I, Section 12 and Rule 14a-19 under the Exchange Act, this Article I, Section 13 shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

(m) Interpretation. Except as otherwise provided by law, and notwithstanding any other provision of these By-Laws, each of the Chair of the Board of Directors, the Board of Directors (including any person or body authorized by the Board of Directors) or the chair of the annual meeting shall have the power and authority to interpret this Article I, Section 13 and to make any and all determinations necessary or advisable to apply this Article I, Section 13 to any persons, facts or circumstances, in each case acting in good faith, and any such determination shall be final and binding on the Corporation, any Eligible Shareholder, any Shareholder Nominee and any other person so long as made in good faith (without any further requirements).

ARTICLE II

Board of Directors

Section 1. Powers and Election.

(a) Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation, except as otherwise provided by law, by the Articles, or by these By-Laws, shall be exercised by the Board of Directors.

(b) Election. Except in the case of vacancies, directors shall be elected by the shareholders. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of the shareholders called for the purpose of the election of directors at which a quorum is present, provided that if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of directors generally.

For the purposes of Section 1(b) of this Article II, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes “against” with respect to that director.

Section 2. Qualifications. Directors shall be natural persons of full age but need not be residents of the Commonwealth of Pennsylvania or shareholders in the Corporation. A director may also be a salaried officer or employee of the Corporation. No person shall be eligible to be elected a director of the Corporation for a period extending beyond the Annual Meeting of Shareholders immediately following his or her attaining the age of 72 years. If any person elected as a director shall within 30 days after notice of his or her election fail to accept such office, either in writing or by attending a meeting of the Board of Directors, the Board of Directors may declare his or her office vacant. The Board of Directors or a committee of the Board of Directors appointed pursuant to Article III of these By-Laws shall not nominate for election or reelection as a director any candidate who has not agreed to tender, promptly following the meeting at which he or she is elected or reelected as a director, an irrevocable resignation that will be effective upon the occurrence of the events set forth in both of the following clauses (a) and (b): (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he or she stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors.

Section 3. Number and Term of Office. The number of directors of the Corporation shall be not less than six and may consist of such larger number as may be determined from time to time by the Board of Directors. Each director elected shall be elected for a one year term and such director shall hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified or until the director’s earlier death, resignation or removal.

In no case will the manner of election prescribed in this Article II, Section 3 shorten the term of any incumbent director.

Section 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chair, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event that a director fails to receive the number of votes required for reelection to the Board of Directors, the Governance and Corporate Responsibility Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation, reject the director’s resignation or take such other action as the Committee may recommend. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results.

Section 5. Removal. Any one or more directors who have been elected for a term of one year or less may be removed from office with or without cause by the vote of shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at any election of directors. Any one or more directors who have been elected for a term of more than one year may be removed from office by the vote of shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at any election of directors only for cause. In case the Board of Directors or any one or more directors shall be so removed, new directors may be elected at the same meeting.

Section 6. Vacancies. Vacancies in the Board of Directors, whether occurring because of death, resignation, removal, increase in the number of directors, or because of some other reason, may be filled by a majority of the remaining members of the Board, though less than a quorum. If there remain no directors, then any officer or shareholder, or a fiduciary of a shareholder, may call a special meeting of shareholders for the purpose of electing directors. Any such vacancy may be filled by the vote of the holders of a majority of the shares cast at the special meeting of shareholders, at which a quorum shall be present. Any director chosen to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next election of directors, and until his or her successor has been selected and qualified or until the director’s earlier death, resignation or removal. The Board of Directors shall not fill a vacancy on the Board of Directors or a newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, an irrevocable resignation that will be effective upon the occurrence of the events set forth in both of the following clauses (a) and (b): (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he or she stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors.

Section 7. Place of Meeting. The meetings of the Board of Directors may be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as a majority of the directors may from time to time determine, or as may be designated in the notice calling the meeting.

Section 8. Annual Meeting. Immediately after each annual election of directors the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be designated from time to time by resolution of the Board of Directors and at such location as may be designated in the notice calling the meeting. At such meetings the directors shall transact such business as may properly be brought before the meeting.

Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, by the President, or by a majority of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.

Section 11. Notice of Meetings; Adjournment. Notice, in accordance with the provisions of Article IV, Section 1 of these By-Laws, of each special meeting shall be given, by or at the direction of the person authorized to call such meeting, to each director, at least six hours prior to the commencement of the meeting. Notice of regular meetings need not be given. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by an announcement at the meeting at which such adjournment is taken.

Section 12. Quorum. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 13. Organization. At every meeting of the Board of Directors, the Chair of the Board of Directors, or in his or her absence, the President, or, in his or her absence, a Vice President, or, in the absence of each Vice President, a chair chosen by a majority of the directors present, shall preside, and the Secretary, or, in his or her absence, any person appointed by the chair, shall act as secretary.

Section 14. Action By Consent of Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any Board committee may be taken without a meeting if, prior or subsequent to the action, a consent in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. A consent may be given by any means permitted by the Pennsylvania Business Corporation Law. A consent may provide that it will be effective at a future time, including a time determined upon the happening of an event. If a consent is signed by a person who is not a director at the time of signing, the consent is effective at the stated effective time if that person is a director at the effective time and did not revoke consent in writing prior to the effective time. A consent is effective at the stated effective time even if one or more signers are no longer directors at the effective time, unless consent has been revoked by a signer who is a director at the effective time. A signer of a consent may revoke the signer’s consent in writing until the consent becomes effective.

Section 15. Participation in Board Meetings By Conference Telephone or Other Electronic Technology. One or more directors may participate in a meeting of the Board of Directors or of any Board committee by means of conference telephone, virtual meeting platform, videoconferencing software or other electronic communications technology by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

Section 16. Compensation of Directors. Each director who is not a salaried officer or employee of the Corporation or its subsidiaries shall be compensated for his or her services as a member of the Board of Directors or any committee thereof in such manner as the Board of Directors by resolution shall from time to time provide. Directors shall also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of Directors or any such committee.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, delegate the Chair of the Board, and one or more additional directors to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation, except that such Executive Committee shall not have any power or authority as to the following: (i) the submission to shareholders of any action or matter, other than the election or removal of directors, requiring approval of shareholders under the Pennsylvania Business Corporation Law; (ii) the creation or filling of vacancies in the Board of Directors; (iii) the adoption, amendment or repeal of the By-Laws; (iv) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and (v) action on matters committed by the By-Laws or action of the Board of Directors to another committee of the Board of Directors.

The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at each regular meeting.

Section 2. Other Committees. The Board of Directors may, at any time and from time to time, appoint one or more other committees, consisting of one or more directors, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine, except that any such committee shall be subject to the same restrictions on power and authority as the Executive Committee set forth in Section 1 of this Article III. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution.

Section 3. Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors.

ARTICLE IV

Notice—Waiver

Section 1. Notice – What Constitutes. Whenever, under the provisions of the Pennsylvania Business Corporation Law or of the Articles or of these By-Laws or otherwise, written notice is required to be given to any person, it may be given to such person, either personally or by delivering a copy thereof by either of the following methods:

(i)

by first class or express mail or courier service, charges prepaid to the postal address of the person appearing on the books of the Corporation, or supplied by the director to the Corporation for the purpose of notice. Notice pursuant to this clause (i) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the courier service for delivery to that person; or

(ii)

by facsimile transmission, e-mail or other electronic communication to the facsimile number or address for e-mail or other electronic communications supplied by the person to the Corporation for the purpose of notice. Notice pursuant to this clause (ii) shall be deemed given to the person entitled thereto when sent.

Such notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted. A notice of meeting may include other information if the information provided by this Section appears conspicuously at or near the beginning of the notice.

Section 2. Waiver in Writing. Whenever, under the provisions of the Pennsylvania Business Corporation Law or of the Articles or of these By-Laws or otherwise, any written notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

Section 3. Waiver by Attendance. The presence of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4. Notice Not Required. The giving of notice required under these By-Laws is not required to be given to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months, if such communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, notice shall be given to that shareholder as required under these By-Laws.

Section 5. Bulk Mail. Notice of any regular or special meeting of the shareholders or any other notice required by the Pennsylvania Business Corporation Law, the Articles, or these By-Laws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

ARTICLE V

Officers and Agents

Section 1. Officers. The officers of the Corporation shall be a Chair of the Board of Directors, a President, a Secretary, a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and such other officers as the Board of Directors may from time to time determine.

Section 2. Qualifications. Any two or more offices may be held by the same person except the offices of President and Secretary. It shall not be necessary for the officers to be directors. The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise, as provided for by this Article V. The officers, other than the Treasurer, shall be natural persons of full age. The Treasurer shall be either a natural person of full age or a corporation.

Section 3. Election and Term of Office. The officers of the Corporation shall be elected or appointed by the Board of Directors at its annual meeting, but the Board of Directors may elect or appoint officers or fill any vacancies among the officers at any other meeting. Subject to earlier termination of office as herein provided, each officer shall hold office for one year and until the officer’s successor shall have been duly elected or appointed and qualified.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chair, or to the President, or to the Secretary, of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal of Officers. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.

Section 7. The Chair of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chair of the Board of Directors may be the chief executive officer of the Corporation and in such capacity have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The Chair of the Board of Directors shall serve as Chair of the Executive Committee, subject, however, to the control of the Board of Directors. He or she shall, if present thereat, preside as Chair at all meetings of the shareholders and of the directors. The Chair shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He or she shall have such other powers and perform such further duties as may be assigned to him or her by the Board of Directors.

Section 8. The President. The Board of Directors may determine that the President shall serve as the chief executive officer of the Corporation with general supervision over the business and operations of the Corporation (subject, however, to the control of the Board of Directors), or the Board of Directors may determine that the President shall be the chief operating officer of the Corporation. The President shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Chair. If the President is serving as a director, then during the absence or disability of the Chair of the Board, he or she shall preside at all meetings of the shareholders or the Board of Directors.

Section 9. The Vice Presidents. In the absence or disability of the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chair of any special committee of which the President is a member or chair by designation or ex officio, except when designated by the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chair or the President.

Section 10. The Secretary. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he or she shall see that notices of meetings of the Board of Directors and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he or she shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; he or she shall take note in the minutes of a dissent of a director and shall file a written dissent filed by a director prior to the adjournment of a meeting or immediately thereafter, and, in general, he or she shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chair or the President.

Section 11. Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chair, the President or the Secretary.

Section 12. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation from any source whatever, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chair or the President.

Section 13. Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chair, the President or the Treasurer.

Section 14. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors or a Committee thereof or by the Chair. No officer shall be precluded from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Additional compensation, fixed as above provided, may be paid to any officers and/or employees for any year, based on the success of the operations of the Corporation during such year.

Section 15. Agents and Employees. The Chair, the President or any officer or employee of the Corporation authorized by the Chair or the President may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the terms of their employment.

ARTICLE VI

Borrowing, Deposits, Proxies, Etc.

Section 1. Borrowing, etc. No officer or officers, agent or agents, employee or employees of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board of Directors for any of the above purposes and may be general or limited to specific instances.

Section 2. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon the authority of such one or more officers or employees as the Board of Directors shall from time to time determine.

Section 3. Voting of Shares and Proxies. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted by any officer of the Corporation at any shareholders’ meeting of such other corporation or by execution of a written consent to action. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer themselves), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he or she may deem necessary or proper in the circumstances.

Section 4. Execution of Instruments. Except as otherwise authorized by the Board of Directors, any note, mortgage, evidence of indebtedness, contract, or other instrument of writing, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, co-partnership, association or corporation, when signed by any one of the Chair, the President, a Vice President, the Treasurer and the Secretary shall be held to have been properly executed for and on behalf of the Corporation.

ARTICLE VII

Corporate Records—Inspection

Section 1. Records to be Kept. The Corporation shall keep an original or duplicate record of the proceedings of the shareholders and of the directors, and a copy of these By-Laws, including all amendments or alterations thereto, to date, certified by the Secretary of the Corporation. It shall also keep at its registered office, its principal place of business wherever located, any actual place of business of the Corporation, or at the office of the Transfer Agent or Registrar of the Corporation, a share register giving the names of the shareholders, in alphabetical order, and showing their respective addresses, the number and classes of shares held by each. It shall also keep appropriate, complete, and accurate books and records of account, which may be kept at its registered office or at its principal place of business. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 2. Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the share register, books and records of account, minutes of, and consents in lieu of meetings by, the shareholders and directors, and to make copies or make extracts therefrom.

ARTICLE VIII

Share Certificates, Transfer

Section 1. Share Certificates. Unless otherwise determined by the Board of Directors, the shares of the Corporation shall be represented by share certificates. Share certificates shall contain the matters required by law, and shall be signed by any one or more of the Chair of the Board, the President, a Vice President, the Treasurer and the Secretary. Where such certificate is signed by a Transfer Agent or a Registrar, the signature of any corporate officer upon such certificate, and the corporate seal if one is affixed, may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Every shareholder of record shall be entitled to a share certificate representing the shares owned by him or her, but a share certificate shall not be issued by the Corporation to any shareholder until the shares represented thereby have been fully paid for. The Board of Directors may determine that any or all classes and series of shares, or any part thereof, shall be uncertificated shares, in which case the Corporation shall send to the registered owner thereof a written notice containing such information as is required by law.

Section 2. Transfer of Shares. Transfers of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof, or by his or her attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificate or certificates. In the case of uncertificated shares, the transfer of shares shall be made upon receipt of such documentation as the Corporation may require.

Section 3. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors may so determine, maintain in the Commonwealth of Pennsylvania or any other state, or in both, one or more transfer offices or agencies, each in charge of a Transfer Agent or Agents designated by the Board of Directors, where the shares of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a Registrar or Registrars designated by the Board of Directors, where such shares shall be so registered, and no certificates for shares of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of share certificates of the Corporation.

Section 4. Lost, Destroyed, and Mutilated Certificates. The holder of any share certificate of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation thereof, and the Board of Directors may, in its discretion, by either special or standing resolution, provide for and cause the issuance to him or her of a new share certificate or certificates, in the case of mutilation upon surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon such proof of loss or destruction and such reasonable notice by publication and/or the deposit of a bond in such form and in such sum and with such surety or sureties, as in such resolution the Board of Directors may direct.

ARTICLE IX

Financial Reports

The Corporation shall, by any means permitted by law, send to shareholders annual reports, containing financial statements certified by an independent registered certified public accountant, and such other interim reports as may be deemed desirable or necessary; provided that reports to shareholders shall comply with the requirements of applicable federal or state securities laws and of the rules and listing agreements of any national securities exchange where a class of the Corporation’s securities is listed for trading.

ARTICLE X

Indemnification; Limitation of Liability

Section 1. Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Corporation.

Section 2. Advance of Expenses. Subject to Section 3 hereof, expenses incurred by a director or officer in defending (or acting as a witness in) a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law.

Section 3. Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article X is permissible, the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall, reasonably determine (i) in the case of indemnification, whether the standards under applicable law have been met and (ii) in the case of advance of expenses prior to a change of control of the Corporation as provided below, whether such advance is appropriate under the circumstance, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or even if obtainable, a majority vote of a quorum of directors who are not parties to the Proceeding so directs; and provided further that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification shall be determined by independent legal counsel and the advance of expenses shall be obligatory subject to receipt of the undertaking specified in Section 2 hereof. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

Section 4. Contractual Obligation. The obligations of the Corporation to indemnify a director or officer under this Article X, including, if applicable, the duty to advance expenses, shall be considered a contract between the Corporation and such director or officer, and no modification or repeal of any provision of this Article X shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal, unless the provision in effect at the time of the act explicitly authorizes the modification or repeal after an act has occurred.

Section 5. Limitation of Liability. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (a) the director has breached or failed to perform the duties of a director under Section 1712 of the Pennsylvania Business Corporation Law, as such law may be amended from time to time and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law. An amendment or repeal of any provision of this Article X does not affect its application with respect to an act by a director occurring before the amendment or repeal unless the provisions in effect at the time of the act explicitly authorizes its amendment or repeal after the act has occurred.

ARTICLE XI

Amendments to By-Laws

These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, either (a) upon receiving at least 80% of the votes which all voting shareholders are entitled to cast on the proposed By-Law change or adoption at any annual or special meeting of shareholders, or (b) in the event that the proposed By-Law change or adoption has been proposed by a majority of the Disinterested Directors (as defined below), upon receiving at least a majority of the votes cast at a duly convened meeting by the holders of shares entitled to vote on the proposed By-Law change, or (c) by a vote of a majority of the Disinterested Directors of the Corporation at any regular or special meeting of the directors.

The term “Disinterested Director” means any member of the Board of Directors who is unaffiliated with an Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors. A member of the Board of Directors who is affiliated with an Interested Shareholder shall nevertheless be considered a Disinterested Director for the purpose of voting upon any matter in which the interests of such Interested Shareholder (or any affiliate or associate of such Interested Shareholder) are solely as a holder of shares of capital stock and are undifferentiated from the interests of other holders of the same class of shares of capital stock.

The term “Interested Shareholder” shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any subsidiary thereof) who or which, together with its affiliates and associates (a) becomes the beneficial owner of an aggregate of 20% or more of the outstanding voting stock of the Corporation, (b) is an affiliate or associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding voting stock or (c) is the beneficial owner of 5% or more of the shares of any class of voting stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by any Interested Shareholder; provided, however, that the term “Interested Shareholder” shall not include any employee benefit plan of the Corporation or a majority-owned subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan when acting in the capacity of a trustee or fiduciary.

A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder or a Disinterested Director, (b) the number of shares of each class of stock beneficially owned by any person, and (c) whether a person is an affiliate or associate of another. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article XI.

ARTICLE XII

Provisions Relating to the Act of April 27, 1990

(P.L. 129, No. 36)

The provisions of Section 1715 of the Pennsylvania Business Corporation Law and Subchapters G [Control-Share Acquisitions] and H [Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control] of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

33